Exhibit 10.1

FOURTEENTH AMENDMENT

TO

OMNIBUS AGREEMENT

This Fourteenth Amendment to Omnibus Agreement (this “Amendment”) is dated as of March 30, 2012 and entered into by and among DCP Midstream, LLC, a Delaware limited liability company (“DCPM”), DCP Midstream GP, LLC, a Delaware limited liability company (“DCPM GP LLC”), DCP Midstream GP, LP, a Delaware limited partnership (the “General Partner”), DCP Midstream Partners, LP, a Delaware limited partnership (the “MLP”), and DCP Midstream Operating, LP (the “OLP”). The above-named entities are sometimes referred to in this Amendment each as a “Party” and collectively as the “Parties”.

RECITALS

A.	The Parties entered into that certain Omnibus Agreement dated as of December 7, 2005, as amended by that certain First Amendment to Omnibus Agreement dated April 1, 2006, Second Amendment to Omnibus Agreement dated November 1, 2006, Third Amendment to Omnibus Agreement dated May 9, 2007, Fourth Amendment to Omnibus Agreement dated July 1, 2007, Fifth Amendment to Omnibus Agreement dated August 7, 2007, Sixth Amendment to Omnibus Agreement dated August 29, 2007, Seventh Amendment to Omnibus Agreement dated October 1, 2008, the Eight Amendment to Omnibus Agreement dated December 31, 2008, the Ninth Amendment to Omnibus Agreement dated November 24, 2009, the Tenth Amendment to Omnibus Agreement dated December 3, 2009, the Eleventh Amendment to Omnibus Agreement dated January 27, 2010, the Twelfth Amendment to Omnibus Agreement dated January 1, 2011, and the Thirteenth Amendment to Omnibus Agreement dated January 3, 2012 (together, referred to as the “Omnibus Agreement”) (capitalized terms used but not defined herein shall have the meaning given thereto in the Omnibus Agreement).

B.	The Parties desire to amend the Omnibus Agreement to increase the limitation on reimbursement for fixed general and administrative expenses provision of Section 3.3(a) to account for the contribution of the Southeast Texas joint venture (the “SE Texas Transaction”) from DCPM and its affiliates to the MLP in a Contribution Agreement dated as of February 27, 2012 (the “Contribution Agreement”).

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledge, the Parties hereby agree as follows:

1.	Omnibus Agreement Amendment. The following sections of the Omnibus Agreement are hereby amended:

a.	Section 3.3(a), Limitations on Reimbursement, is amended in its entirety and replaced with the following:

The amount for which DCPM shall be entitled to reimbursement from the Partnership Group pursuant to Section 3.1(b) for general and administrative expenses (excluding direct bill items associated with public company and audit costs and insurance) shall be determined in accordance with the following:

(i)	General and administrative expenses associated with the assets of the Partnership Group shall be a fixed fee equal to $17.6 million per year through calendar year 2012 plus an additional $10.3 million per year for the SE Texas Transaction, pro rated for the remainder of calendar year 2012 from the Effective Date, as such term is defined in the Contribution Agreement (the “G&A Expenses Limit”). After calendar year 2012, the G&A Expenses Limit shall be increased annually in January by the percentage increase in the Consumer Price Index – All Urban Consumers, U.S. City Average, Not Seasonally Adjusted for the prior calendar year (the “CPI Adjustment”).

(ii)	In the event that the Partnership Group makes any acquisitions of assets or businesses or the business of the Partnership Group otherwise expands the G&A Expense Limit shall be appropriately increased in order to account for adjustments in the nature and extent of the general and administrative services by DCPM to the Partnership Group.

(iii)	Notwithstanding anything to the contrary, for time periods after December 31, 2011, either Party may terminate this Omnibus Agreement by giving the other Party notice no less than 120 days prior to the end of the calendar year in which such termination shall occur.

2.	Acknowledgement. Except as amended hereby, the Omnibus Agreement shall remain in full force and effect as previously executed, and the Parties hereby ratify the Omnibus Agreement as amended hereby.

3.	Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties hereto and delivered (including by facsimile) to the other Parties.

EACH OF THE UNDERSIGNED, intending to be legally bound, has caused this Amendment to be duly executed and delivered to be effective as of March 30, 2012, regardless of the actual date of execution of this Amendment.

DCP MIDSTREAM, LLC

By:	/s/ Brent L. Backes
Name: Brent L. Backes
Title: Group Vice President, General Counsel & Corporate Secretary

Signature Page to Fourteenth Amendment to Omnibus Agreement

DCP MIDSTREAM GP, LLC

By:	/s/ Michael S. Richards
Name: Michael S. Richards
Title: Vice President, General Counsel & Secretary

DCP MIDSTREAM GP, LP
By: DCP MIDSTREAM GP, LLC, its general partner

By:	/s/ Michael S. Richards
Name: Michael S. Richards
Title: Vice President, General Counsel & Secretary

DCP MIDSTREAM PARTNERS, LP
By: DCP MIDSTREAM GP, LP, its general partner
By: DCP MIDSTREAM GP, LLC, its general partner

By:	/s/ Michael S. Richards
Name: Michael S. Richards Title: Vice President, General Counsel & Secretary

DCP MIDSTREAM OPERATING, LP

By:	/s/ Michael S. Richards
Name: Michael S. Richards
Title: Vice President, General Counsel & Secretary

Signature Page to Fourteenth Amendment to Omnibus Agreement